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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


Board of Directors
Franklin Bank Corp.:

We consent to the incorporation by reference in this registration statement on Form S-1 filed pursuant to Rule 462(b) under the Securities Act of 1933, of our report dated August 6, 2003, related to the balance sheet of Franklin Bank, S.S.
B. as of April 9, 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the period from January 1, 2002 through April 9, 2002; and our report dated February 7, 2002, related to the statements of financial condition of Franklin Bank, S.S.B. as of December 31, 2001 and 2000 and the related statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 2001, 2000 and 1999, included in Amendment No. 4 dated December 15, 2003 to Registration Statement No. 333-108026 of Franklin Bank Corp. on Form S-1 and to the reference to us under the heading "Experts" in such amended Registration Statement.



/s/ LOCKART, ATCHLEY AND ASSOCIATES, LLP
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Lockart, Atchley and Associates, LLP

Austin, Texas
December 17, 2003